UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2010 (November 11, 2009)

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 9, 2010, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership subsidiary of Hersha Hospitality Trust (the “Company”), closed on the acquisition of three hotels in New York City, including:

•	a 184-room Hampton Inn located at 337 West 39th Street, New York (the “Hampton Inn Times Square”) from Metro Eleven LLC;
•	a 188-room Candlewood Suites located at 339 West 39th Street, New York (the “Candlewood Suites Times Square”) from Metro Eleven LLC; and
•	a 210-room Holiday Inn Express located at 343 West 39th Street, New York (the “Holiday Inn Express Times Square”) from M&R Hotel LLC and Lincoln Avenue Center, LLC.

The sellers of the three hotels are related to each other, but not affiliated with the Company.  The Company previously reported, in a Current Report on Form 8-K filed on January 12, 2010, the agreements to acquire the Hampton Inn Times Square and the Candlewood Suites Times Square, as well as a right of first offer to acquire the Holiday Inn Express Times Square.  The initial purchase agreements were amended, and an additional purchase agreement for the Holiday Inn Express Times Square (the “New Purchase Agreement”) was entered into, prior to the closings.  The amendments and the New Purchase Agreement reduced the aggregate purchase price paid for the two initial hotels and provided for a total purchase price for the three hotels of $165.0 million, which consisted of $160.5 million in cash and 1,451,613 units of limited partnership in HHLP.  As a result, the total purchase price for each hotel was as follows:

Hotel	Total Purchase Price
Hampton Inn Times Square	$ 56.0 million
Candlewood Suites Times Square	$ 51.0 million
Holiday Inn Express Times Square	$ 58.0 million

In addition, HHLP also paid approximately $4.3 million of closing costs and real estate taxes and assumed approximately $400,000 in net working capital liabilities.  The cash portion of the purchase price, closing costs and real estate taxes paid by HHLP at closing was funded with net proceeds from the Company’s recently completed public offering and with borrowings drawn on the Company’s revolving credit facility.

Except as otherwise provided herein, the material terms of the New Purchase Agreement are substantially similar to the material terms of the two initial purchase agreements, as described in the Current Report on Form 8-K filed on January 12, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Holiday Inn Express Purchase Contract by and among HHLP Duo Three Associates, as Buyer, and M&R Hotel LLC and Lincoln Avenue Center, LLC, as Sellers, dated as of February 1, 2010.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 11, 2010	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

3